Exhibit 99.1

Eagle Growth and Income Opportunities Fund Announces First Liquidating Distribution

BOSTON, August 3, 2020 (GLOBE NEWSWIRE) -- Eagle Growth and Income Opportunities Fund (the "Fund") (formerly NYSE: EGIF) today announced its first liquidating distribution.

Consistent with the Fund's previously-announced liquidation plans, the Fund's shares ceased trading on the New York Stock Exchange before the open of trading on July 28, 2020. In addition, on August 3, 2020, the Fund distributed to shareholders of record as of the close of business on July 27, 2020 $8.75 per share in a cash liquidating distribution. This represents a return to shareholders of 63.5% of the Fund's net asset value per share as of July 31, 2020, and 91.5% of the Fund's net asset value per share as of July 31, 2020, excluding the Fund's net assets that have been reserved, as determined by the Fund's Board of Trustees, and not immediately available for distribution to the Fund's shareholders (the "Reserve").

As previously announced, the Fund intends to make one or more cash distributions to shareholders plus a distribution of a 1:1 per share interest in a liquidating trust in liquidation of the Fund. These liquidating distributions together will represent substantially all of the Fund's net assets, including the amount of the Reserve that will be transferred to the liquidating trust.

As part of winding up its affairs, the Fund has undertaken to pay known expenses of the Fund incurred in the ordinary course of its business and in connection with its liquidation. As a result, the amount of the Fund's net assets available for distribution to shareholders has been, and will continue to be, reduced by an amount equal to those expenses through the date on which the Reserve and the Fund's contingent liabilities are contributed to the liquidating trust, which is currently anticipated to occur on or about August 20, 2020.

Shareholders may recognize gain or loss for U.S. tax purposes as a result of the liquidation. Gain or loss will generally be measured as the difference between the sum of the cash liquidation distributions and fair value of the equity interest in the liquidating trust received, and the shareholder's tax basis in the shares of the Fund. The Fund does not provide tax advice and investors should consult their individual tax adviser regarding the tax treatment applicable to a liquidating distribution and any other payments received in connection with the liquidation.

In connection with the Fund's liquidation, the Fund's sub-adviser, Eagle Asset Management, Inc., notified the Fund of its resignation effective July 27, 2020.

About Eagle Growth and Income Opportunities Fund

The Fund is a diversified, closed-end management investment company that is advised by First Eagle Alternative Credit, LLC.

About First Eagle Alternative Credit, LLC

First Eagle Alternative Credit is an alternative credit investment manager for both direct lending and broadly syndicated investments through public and private vehicles, collateralized loan obligations, separately managed accounts and co-mingled funds. First Eagle Alternative Credit maintains a variety of advisory and sub-advisory relationships across its investment platforms. First Eagle Alternative Credit is a wholly owned subsidiary of First Eagle Investment Management, LLC.

Forward-Looking Statements

Statements included herein may constitute "forward-looking statements", which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. The Fund undertakes no duty to update any forward-looking statements made herein.

Contact the Fund at 1.833.845.7513 or visit the Fund's website at http://feacegif.com for additional information.

Contact

Andrew Park

First Eagle Alternative Credit, LLC

212.829.3126